           Exhibit 10.3(g)

Form of

FPIC INSURANCE GROUP, INC.
AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN
PERFORMANCE UNIT AWARD AGREEMENT

[Date]

[Name]
[Address]

In accordance with the terms of the Amended and Restated Omnibus Incentive Plan (the “Plan”) maintained by FPIC Insurance Group, Inc. (the “Company”), pursuant to action of the Compensation Committee of the Company’s Board of Directors (acting as the “Committee” as defined in the Plan), the Company hereby grants to you (the “Participant”), subject to the terms and conditions set forth in this Performance Unit Award Agreement (including Annexes A and B hereto and all documents incorporated herein by reference), an award (the “Award”) of contingent stock (“Performance Units”), as set forth below:

Date of Grant:	____________, 20__
Target Number of Performance Units:	_________________
Earned Number of Performance Units:	Target Number multiplied by Payout Percentage multiplied by Vesting Percentage
Payout:	One share of the Company’s Common Stock, $.10 par value, for each Performance Unit earned
Payout Percentage:	As determined by the Committee in accordance with Annexes A and B
Performance Goal(s):	As set forth on Annex A
Performance Period:	As set forth on Annex A
Vesting:	Normal: 100% at 12:00 midnight on the last day of the Performance Period. Otherwise as provided on Annex B
Retention and Restrictions on Transfer:	As provided on Annex A

THIS AWARD IS SUBJECT TO FORFEITURE AS PROVIDED IN ANNEX B HERETO AND THE PLAN.

Further terms and conditions of the Award are set forth in Annexes A and B hereto, which are an integral part of this Performance Unit Award Agreement.

All terms, provisions and conditions applicable to the Award set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with the Plan, the Plan will govern. The Participant hereby acknowledges receipt of a copy of this Performance Unit Award Agreement including Annexes A and B hereto and a copy of the Plan and agrees to be bound by all the terms and provisions hereof and thereof.

FPIC INSURANCE GROUP, INC.

By: ______________________________

Agreed:

___________________________

Attachments:    Annex A
           Annex B

2

ANNEX A
TO
FPIC INSURANCE GROUP, INC.
AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN
2008 PERFORMANCE UNIT AWARD AGREEMENT

Retention and Restrictions on Transfer:
The Shares issued to the Participant on payout of the Award will be subject to such retention requirements and restrictions on transfer as the Committee shall adopt or modify during 2008 for recipients of awards of Performance Units; provided, that such requirements and restrictions must be uniform for all recipients of such awards made during 2008.

Performance Period:	January 1, 2008 – December 31, 2009

Performance Goals and Payout Percentages:
The following table sets forth the Threshold, Target and Maximum Performance Goals for the Performance Period and the Payout Percentages resulting from achievement of these Performance Goals.  For each 1/10th of a percentage point variation from the Target Performance Goal between the Threshold and Maximum Performance Goals, the award will change by 2.50 percentage points.  For example, achievement of 11.0% return on average equity would result in a Payout Percentage of 75%.

Performance Goals:	The following levels of ROAE:	Payout Percentage:
Less than Threshold	-	0%
Threshold	10.0%	50%
Target	12.0%	100%
Maximum	14.0%	150%
More than Maximum	-	150%

                       “ROAE” shall mean the average of the Company’s “returns on average equity” for the calendar years 2008 and 2009.  For this purpose, “return on average equity” shall mean the percentage, rounded to the nearest tenth of one percent, obtained by dividing the Company’s net income during the applicable year by average common shareholders’ equity during such year, as adjusted as applicable for:

•	the cumulative effect of accounting changes during the Performance Period;
•	the effect of changes in tax laws during the Performance Period as reflected in the Company’s financial statements for the Performance Period;
•
the impact of mergers and acquisitions completed during the Performance Period on the financial results of the Company for the lesser of the subsequent 18 months or the remainder of the Performance Period;

A- 1

•
the effect of state-levied guaranty fund assessments levied during the Performance Period to the extent not recovered during the Performance Period so as to be neutral to the determination of financial performance; and

•	costs and expenses accrued or incurred during the Performance Period associated with merger and acquisition activities that do not ultimately result in a transaction.

A- 2

ANNEX B
TO
FPIC INSURANCE GROUP, INC.
AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN
PERFORMANCE UNIT AWARD AGREEMENT

            Under and subject to the provisions of the Plan, the Company has granted to the Participant an Award of Performance Units as set forth in this Agreement. The Award is subject to the following terms and conditions (which together with Annex A and the other terms of this Agreement are referred to as this “Agreement”).

            1.            Determination of Units Earned.  The number of Performance Units, if any, earned under this Agreement shall be determined by the Committee in accordance with this Agreement and the Plan as soon as reasonably practicable after the end of the Performance Period (but no later than 15 calendar days after the filing of the Company’s Annual Report on Form 10-K for the last year of the Performance Period) and will be dependent upon the degree of attainment of the Performance Goal(s) during the Performance Period.  Performance Units will be forfeited and not be deemed to be earned unless and to the extent vested in accordance with Paragraph 3 below.

            2.            Payout of Award.  Each Performance Unit earned under this Agreement shall entitle the recipient to receive a payout of one share of common stock, $.10 par value, of the Company (a “Share”).  Except as provided elsewhere herein, as soon as reasonably practicable after the determination of the Performance Units earned (but no later than 15 calendar days after the filing of the Company’s Annual Report on Form 10-K for the last year of the Performance Period) and upon the satisfaction of the applicable withholding obligations, the Company shall issue to the Participant the Shares to which the Participant is entitled.  The Company shall issue such Shares without restriction on transfer other than those provided in Annex A or under the Plan.  The Company shall issue such Shares, at its option, (i) by delivery of a stock certificate in the name of the Participant or his or her designee to the custody of the Participant or (ii) by crediting to a book-entry account maintained by the Company’s stock transfer agent or its designee for the benefit of the Participant or his or her designee.

            3.            Vesting and Forfeiture.  Except as provided on Annex A or in the Participant's employment, severance or other agreement (if applicable) (the terms of which are incorporated herein by reference):

                       (a)            Normal Vesting and Forfeiture.  Except as provided elsewhere herein: (i) the Award shall become 100% vested at 12:00 midnight on the last day of the Performance Period (the “End of the Performance Period”) and (ii) if the Participant’s employment is terminated at any time prior to the End of the Performance Period, the entire award shall be forfeited on the date of such termination of employment.

(b)            Termination of Employment Without Cause.  If the Participant’s employment is terminated by the Company without Cause (as defined below) during the year prior to the End of the Performance Period, the Participant shall be vested in the Award on such termination in the percentage equal to the percentage of the Performance Period elapsed on the date twelve months prior to the End of the Performance Period.  In such event, the payout of the Award shall be made in the manner and at the time contemplated by Paragraphs 1 and 2 above based upon applying such vesting percentage to the achievement of the Performance Goal(s) for the entire Performance Period.

                       (c)            Death or Permanent and Total Disability.  If the Participant’s employment is terminated prior to the End of the Performance Period due to death or Permanent and Total Disability, the Award shall become 100% vested on the occurrence of such event.  In such event, the payout of the Award shall be made in the manner and at the time contemplated by Paragraphs 1 and 2 above based upon achievement of the Performance Goal(s) for the entire Performance Period.

                       (d)            Retirement.  If the Participant’s employment is terminated prior to the End of the Performance Period due to Retirement (as defined below), the Participant shall be vested in the Award on the occurrence of such event in the percentage equal to the percentage of the Performance Period elapsed prior to such termination.  In such event, the payout of the Award shall be made in the manner and at the time contemplated by Paragraphs 1 and 2 above based upon applying the vesting percentage to the achievement of the Performance Goal(s) for the entire Performance Period.

                       (e)            Change in Control Event.  The Award shall become 100% vested immediately preceding the occurrence of a Change in Control Event, as defined in subparagraph 3(e)(iii). In addition, in the event of a Change in Control Event,

                                 (i)            the payout of the Award shall be determined utilizing a Payout Percentage equal to the greater of 100% or the Payout Percentage determined by the Committee as though the Performance Period had ended on the last day of the calendar quarter immediately preceding the earlier of (x) the first public announcement of the Change in Control Event or of the Company’s entry into a definitive agreement with respect to the Change in Control Event, (y) the Company’s entry into a definitive agreement with respect to the Change in Control Event, and (z) the date the Change in Control Event occurs; and

                                 (ii)            the payout of the award shall be made, to the extent feasible, immediately prior to a Change in Control Event and in any event as soon as reasonably practicable after any Change in Control Event.

(iii)            For purposes of the Agreement, a “Change in Control Event” shall mean a “change in control” as such term is defined in Section 409A of the Internal Revenue Code, as amended, and the rules and regulations adopted thereunder (as such statute, rules and regulations shall be amended and further explained from time to time) (“Section 409A”), which generally provide as set forth below.

A.            Change in Ownership.  The acquisition by any individual, entity or group (a “Person”) of ownership of stock of the Company that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.  However, if any Person is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person is not considered to cause a change in ownership of the Company (or to cause a change in the effective control of the Company).  An increase in the percentage of stock owned by any one Person as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph.  This paragraph applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

B.            Change in Effective Control.  (i) The acquisition by any Person during the 12-month period ending on the date of the most recent acquisition by such Person, of ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; or (ii) the replacement of a majority of the members of the Company’s board of directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of their appointment or election.

If any one Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person is not considered to cause a change in the effective control of the Company (or to cause a “change in ownership” of the Company within the meaning of this Section).

C.            Change in Ownership of a Substantial Portion of Assets.  The acquisition by any Person during the 12-month period ending on the date of the most recent acquisition by such Person, of assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition(s).  For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

In the event of any conflict between the summary contained in this subparagraph and the definition of “change in control” as defined in Section 409A, Section 409A shall govern.

(f)            Effect of Section 409A in Certain Instances.  Notwithstanding the foregoing, to the extent the Award is subject to Section 409A(a)(2)(B)(i) (relating to payments made to certain “key employees” of certain publicly-traded companies), then any payments pursuant to this Paragraph 3 shall be delayed for such period of time as necessary to comply with Section 409A(a)(2)(B)(i).  To the extent any payments are delayed, they shall be paid promptly after such period of delay, in compliance with Section 409A.

(g)            Vesting and Payout As Affected by Other Agreements.  In the event the Participant is a party to an employment, severance or other agreement with the Company providing for accelerated vesting or payout of the Award upon termination of employment in connection with or after a change in control of the Company, (i) the payout of the Award shall be determined utilizing a Payout Percentage equal to the greater of 100% or the Payout Percentage determined by the Committee as though the Performance Period had ended on the last day of the calendar quarter immediately preceding the earlier of (x) the first public announcement of such change in control or of the Company’s entry into a definitive agreement with respect to the change in control, (y) the Company’s entry into a definitive agreement with respect to the change in control, and (z) the date the change in control event occurs and (ii) the payout of the Award shall be made promptly after such termination of employment.

            4.            No Shareholder Rights Until Payout.  During the Performance Period and until receipt of the Shares, if any, to which the Participant becomes entitled pursuant to the Award, the Participant shall not have any rights as a shareholder with respect to the Shares underlying the Award, nor shall the Participant be entitled to receive dividends or dividend equivalents with respect to the Shares underlying the Award.

            5.            Tax Withholding.  The Company may make such provisions as are necessary for the withholding of all applicable taxes upon vesting or payout of the Award, in accordance with Article 15 of the Plan.  With respect to the minimum statutory tax withholding required with respect to the Award, the Participant may elect to satisfy such withholding requirement by having the Company withhold Shares from the payout of the Award.

            6.            Ratification of Actions.  By accepting this Award or other benefit under the Plan, the Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated the Participant's acceptance and ratification of, and consent to, any action taken under the Plan or the Award by the Company.

            7.            Notices.  Any notice hereunder to the Company shall be addressed to its office at One Enterprise Center, 225 Water St., Suite 1400, Jacksonville, FL  32202; Attention: Corporate Secretary, and any notice hereunder to the Participant shall be addressed to the Participant at the address specified on the Performance Unit Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

            8.            Definitions.  Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

                       As used in this Agreement, “termination of employment” shall mean the Participant’s ceasing to be an employee of the Company or any of its Subsidiaries, whether by reason of voluntary or involuntary termination of employment, the Participant’s employer ceasing to be a Subsidiary of the Company, death, Permanent and Total Disability, or otherwise.  Further, “termination” or “termination of employment,” as used in this Agreement to determine the date of any payment, shall mean the date of the Participant’s “separation from service” as defined by Section 409A.

As used in this Agreement, “Retirement” means a termination of employment other than a termination for Cause or due to death or Permanent and Total Disability by a Participant at or after age 65 or such earlier date after age 50 as may be approved by the Committee with regard to such Participant.

As used in this Agreement, “Cause” means:

(i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), the Participant’s fraud or dishonesty that has resulted or is likely to result in material economic damage to the Company, or the Participant’s willful nonfeasance if such nonfeasance is not cured within ten days of written notice from the Company, as determined in good faith by a vote of at least two thirds of the non-employee directors of the Company at a meeting of the board of directors at which the Participant is provided an opportunity to be heard; or

(ii) in the case where there is such an agreement at the time of the grant of the Award that defines “cause” (or words of like import), as defined under such agreement.

            9.            Governing Law and Severability.  To the extent not preempted by Federal law, the Performance Unit Award Agreement will be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of law provisions.  In the event any provision of the Performance Unit Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Performance Unit Award Agreement, and the Performance Unit Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.